                                                                 Exhibit 3.46(a)

                                                                     FILED
                            ARTICLES OF INCORPORATION     ??? 23 98 3 3 9 4 9 5
                                                                    WYOMING
                                       OF                     SECRETARY OF STATE

                          WYOMING COAL TECHNOLOGY, INC.


          The undersigned person, acting as incorporator of a corporation under the Wyoming Business Corporation Act (the "Act"), adopts the following Articles of Incorporation for such corporation:


                                                                 RECEIVED
                                    ARTICLE I                     WYOMING
                                                            SECRETARY OF STATE
                                      NAME
                                                             98 NOV 23 PM 3:40
          The name of the corporation is: Wyoming Coal Technology, Inc.



                                   ARTICLE II

                                     SHARES

          Authorized Shares and Class. The corporation is authorized to issue 1,000 common shares with no par value, that together have unlimited voting rights.

          The number and class of shares which are entitled to receive the net assets of the corporation upon dissolution is 1,000 common, no par value.



                                   ARTICLE III

                                     PURPOSE

          The corporation is formed for the purpose of engaging in all lawful things necessary or convenient to carry out its business and affairs.

                                   ARTICLE IV

                           REGISTERED OFFICE AND AGENT

          The address of the initial registered office of the corporation is 1720 Carey Avenue, Suite 200, Cheyenne, Wyoming 82001. The name of the corporations initial registered agent at such address is CT Corporation.

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                                    ARTICLE V

                                  INCORPORATOR

          The name and address of the incorporator is:

                      Teresa B. Buffington
                      Holland & Hart
                      2515 Warren Avenue, Suite 450
                      Cheyenne, WY 82001


          IN WITNESS WHEREOF, the undersigned has executed these Articles of Incorporation on November 23, 1998.


                                          /s/ Teresa B. Buffington
                                         -------------------------------------
                                         Teresa B. Buffington, as Incorporator
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                                   CONSENT TO

                         APPOINTMENT BY REGISTERED AGENT



TO THE SECRETARY OF STATE
OF THE STATE OF WYOMING



          Pursuant to the provisions of the Wyoming Business Corporation Act, C T Corporation System submits the following consent to appointment by registered agent:

          1. C T Corporation System, 1720 Carey Avenue, Cheyenne, WY 82001, voluntarily consents to serve as the registered agent for Wyoming Coal Technology, Inc. on the date shown below.

          2.    The registered agent certifies that he (it) is: (circle one)

                (a) An individual who resides in this state and whose business office is identical with the registered office, or

                (b) A domestic corporation or not-for-profit domestic corporation whose business office is identical with the registered office; or

                (c) A foreign corporation or not-for-profit foreign corporation authorized to transact business in this state whose business office is identical with the registered office.

          3. I know and understand the duties of a registered agent as set forth in the Wyoming Business Corporation Act.


          Dated this 23rd day of November, 1998.


                                               [SIGNATURE APPEARS HERE]
                                               ------------------------------
                                               Signature of Registered Agent